Exhibit 10.2
AMENDMENT NO. 1

TO

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of October 6, 2008, by and among ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (“Parent”), ABRAXAS ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), and the Purchasers listed on the signature pages attached hereto (individually, a “Purchaser” and collectively “Purchasers”).

RECITALS

WHEREAS, on May 25, 2007, the Partnership, Parent and the Purchasers entered into that certain Exchange and Registration Rights Agreement dated as of May 25, 2007 (the “Original Agreement”), pursuant to which the Partnership agreed to provide certain rights for the benefit of the Purchasers; and

WHEREAS, the Partnership, Parent and the Purchasers have agreed to amend the Original Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

Section 1.                      Capitalized Terms.  Capitalized terms used in this Amendment shall have the meaning set forth in the Original Agreement except as otherwise defined in this Amendment.

Section 2.                      Amendment.  Pursuant to Section 11.7 of the Original Agreement, the Original Agreement is hereby amended as follows:

(a)           Section 1 of the Original Agreement is hereby amended as follows:

(1)           The definition of “Credit Agreement” is hereby amended to read, in its entirety, as follows:

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of January 31, 2008 by and among the Partnership, the Lenders party thereto, Société Générale, as Administrative Agent and as Issuing Lender, The Royal Bank of Canada, as Syndication Agent, and The Royal Bank of Scotland PLC, as Documentation Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith or any successor or

4947042v.2

replacement agreement (together with any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), whether with the same or any other lender, group of lenders or agent, in each case as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, restated, substituted, increased, replaced, renewed or refinanced from time to time in accordance with its terms.

(2)           The following definitions are hereby added to Section 1 and shall read in their entirety as follows:

A.  “Maturity Date” means January 31, 2009.

B.  “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of May 25, 2007 as amended by Amendment No. 1 to Registration Rights Agreement dated as of December 5, 2007 and as amended by Amendment No. 2 to Registration Rights Agreement dated as of October 6, 2008 by and among the Partnership and the Purchasers named therein.

C.  “Subordinated Credit Agreement” means that certain Subordinated Credit Agreement dated as of January 31, 2008 among the Partnership, the Lenders party thereto, Société Générale, as Administrative Agent, and The Royal Bank of Canada, as Syndication Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith or any successor or replacement agreement (together with any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), whether with the same or any other lender, group of lenders or agent, in each case as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, restated, substituted, increased, replaced, renewed or refinanced from time to time in accordance with its terms.

(b)           Section 3.1 of the Original Agreement is hereby amended to read, in its entirety, as follows:

“3.           Mechanics of Exchange.

3.1           Subject to the terms of this Section 3.1, if the IPO has not been consummated on or before 5:00 p.m. on January 31, 2009 (the ”Trigger Date”), then beginning on the Business Day immediately after the Trigger Date (the “Initial Exchange Date”)

4947042v.2

and ending at the close of business on the Termination Date, each of the Purchasers shall have the right to exchange each of the Purchased Common Units into the Applicable Number of Exchange Shares; provided, however, that in the event that the Subordinated Credit Agreement is terminated on or prior to the Maturity Date and any replacement thereof has a maturity date as set forth therein later than June 30, 2009, or if the Subordinated Credit Agreement is amended, modified, supplemented, extended, restated, substituted, increased, replaced, renewed or refinanced and the maturity date as set forth therein is a date later than June 30, 2009, then the Trigger Date shall be April 30, 2009.”

(c)           Section 7.1(c) of the Original Agreement is hereby amended to read, in its entirety, as follows:

(c)           use its commercially reasonable efforts to cause such Registration Statement to remain continuously effective and prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) (and the applicable Exchange Act reports incorporated therein by reference, so filed on a timely basis) as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period ending on the date that is, with respect to each Purchaser’s Exchange Shares purchased hereunder, the earlier of (i) the date on which the Purchaser may sell all Exchange Shares then held by the Purchaser without restriction under Rule 144(d), or (ii) such time as all Exchange Shares received by such Purchaser pursuant to this Agreement have been sold or otherwise transferred pursuant to a registration statement or otherwise

Section 3.                      Payment.  In consideration of each of the Purchaser’s agreement to amend the Original Agreement and the Registration Rights Agreement, the Partnership hereby agrees to pay to each of the Purchasers who has executed and delivered this Amendment an amount equal to $0.0625 per Common Unit in cash within 45 days following the end of each Quarter (as defined in the Partnership Agreement) commencing with the Quarter ending December 31, 2008 and ending on the earlier to occur of (i) the date of the consummation of the IPO, (ii) the date that the Partnership is first obligated to pay Liquidated Damages or Shelf Liquidated Damages (each as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, (iii) April 30, 2009, (iv) the dissolution and liquidation of the Partnership, and (v) the date of the receipt of Stockholder Approval; provided however, that if the Partnership certifies that it is unable to pay the amount set forth in this Section 3 in cash because such payment would result in a breach under any of the Partnership’s or its subsidiaries’ credit facilities, then the Partnership may pay all amounts payable under this Section 3 in kind in the form of the issuance of additional Common Units.  The determination of the number of Common Units to be issued under this Section 3 shall be equal to the amount of the payment divided by the lesser of (i) market value of each Common Unit at the time the payment is paid or (ii) $16.66 (subject to appropriate adjustments for any subdivision or combination of Registrable Securities after the date hereof).  For any partial Quarter, the amount of the payment set forth in this Section 3 shall be equal to the product of (x) $0.0625 per Common Unit times (y) a fraction, the

4947042v.2

numerator of which is the number of calendar days in the period commencing on the first calendar day of the Quarter and ending on the calendar day that the right to receive the payment provided in this Section 3 terminates and the denominator of which is the number of calendar days in the Quarter.

Section 4.                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.  In the event that this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format date file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 5.                      Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.                      Governing Law.  The laws of the State of New York shall govern this Agreement without regard to principles of conflict of laws.

Section 7.                      Original Agreement.  Except as expressly amended by this Amendment, the Original Agreement shall remain in full force and effect and all of the terms of the Original Agreement are hereby incorporated into this Amendment.

[The remainder of this page is intentionally left blank.]

4947042v.2